     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2000



                                                      REGISTRATION NO. 333-96469

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-1
                            ------------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         LEXICON GENETICS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             8731                            76-0474169
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                           4000 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381
                                 (281) 364-0100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                          ARTHUR T. SANDS, M.D., PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           4000 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381
                                 (281) 364-0100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                  DAVID P. OELMAN                                   GERALD S. TANENBAUM
              ANDREWS & KURTH L.L.P.                              CAHILL GORDON & REINDEL
              600 TRAVIS, SUITE 4200                                  80 PINE STREET
               HOUSTON, TEXAS 77002                              NEW YORK, NEW YORK 10005
                  (713) 220-4200                                      (212) 701-3000

                            ------------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


 This Amendment No. 1 is being filed solely for the purpose of filing exhibits.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions) are as follows:

SEC Registration Fee........................................  $26,400
NASD Filing Fee.............................................   10,500
NASDAQ Listing Fee..........................................     *
Printing Expenses...........................................     *
Accounting Fees and Expenses................................     *
Legal Fees and Expenses.....................................     *
Transfer Agent and Registrar Fees...........................     *
Miscellaneous Expenses......................................     *
                                                              -------
          Total.............................................  $
                                                              =======

---------------
* To be provided by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Lexicon's certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers. As permitted by the DGCL, the certificate of incorporation provides that directors of Lexicon shall have no personal liability to Lexicon or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to Lexicon or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

Set forth in chronological order below is information regarding the number of shares of common and preferred stock issued, and the number of options granted, by the Registrant since January 1, 1997. Further included is the consideration, if any, received by the Registrant for such shares and options, and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed. All awards of options did not involve any sale under the Securities Act and none of these securities were registered under the Securities Act.

1. In the past three years, the Registrant has issued options to purchase an aggregate of 1,857,487 shares of common stock at a weighted average exercise price of $5.05 per share. During this same time period, the Registrant has issued a total of 39,961 shares of common stock pursuant to the exercise of options previously granted.

2. On January 6, 1997, Lexicon sold to Gordon A. Cain 80,000 shares of common stock pursuant to a June 1996 subscription agreement at a purchase price of $5.00 per share.

3. On January 27, 1997, Lexicon sold to Gordon A. Cain 80,000 shares of common stock pursuant to a June 1996 subscription agreement at a purchase price of $5.00 per share.

4. In February 1997, Lexicon sold to Gordon A. Cain 80,000 shares of common stock pursuant to a June 1996 subscription agreement at a purchase price of $5.00 per share.

5. In March 1997, Lexicon sold to Gordon A. Cain 80,000 shares of common stock pursuant to a June 1996 subscription agreement at a purchase price of $5.00 per share.

6. In April 1997, Lexicon sold to Gordon A. Cain 80,000 shares of common stock pursuant to a June 1996 subscription agreement at a purchase price of $5.00 per share.

7. In May 1997, Lexicon sold to Gordon A. Cain 80,000 shares of common stock pursuant to a June 1996 subscription agreement at a purchase price of $5.00 per share.

8. In June 1997, Lexicon sold to Gordon A. Cain 80,000 shares of common stock pursuant to a June 1996 subscription agreement at a purchase price of $5.00 per share.

9. In July 1997, Lexicon sold to Gordon A. Cain 30,000 shares of common stock pursuant to a June 1996 subscription agreement at a purchase price of $5.00 per share.

10. In August 1997, Lexicon issued to William A. McMinn 45,000 warrants with an exercise price of $7.50 per share in connection with a $1,000,000 note.

11. In August 1997, Lexicon issued to Carter Interests Ltd. 4,500 warrants with an exercise price of $7.50 share in connection with a $100,000 note.

12. In May 1998, Lexicon sold 4,244,664 shares of series A convertible preferred stock to 30 accredited investors in connection with venture capital financing at a purchase price of $7.50 per share.

13. In May 1998, Lexicon issued to Punk, Ziegel & Company 201,667 warrants with an exercise price of $7.50 per share in connection with venture capital financing.

14. In July 1998, Lexicon issued to The Woodlands Commercial Properties, L.P. 83,333 warrants with an exercise price of $7.50 per share in connection with a lease option.

Except as described above, no underwriters were engaged in connection with the foregoing sales of securities. The sales of shares of common stock, series A preferred stock and other securities listed above were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder for transactions not involving a public offering and all purchasers were accredited investors as such term is defined in Rule 501(a) of Regulation D. Issuances of options to the company's employees and directors were made pursuant to Rule 701 promulgated under the Securities Act. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16. EXHIBITS.

a. Exhibits:


          1.1*           -- Form of Underwriting Agreement
          3.1**          -- Restated Certificate of Incorporation
          3.2**          -- Restated Bylaws
          5.1*           -- Opinion of Andrews & Kurth L.L.P.
         10.1**          -- Employment Agreement with Arthur T. Sands, M.D., Ph.D.
         10.2**          -- Employment Agreement with James R. Piggott, Ph.D.
         10.3**          -- Employment Agreement with Jeffrey L. Wade, J.D.

         10.4**          -- Employment Agreement with Brian P. Zambrowicz, Ph.D.
         10.5            -- Employment Agreement with Julia P. Gregory
         10.6            -- Employment Agreement with Randall B. Riggs
         10.7**          -- Form of Indemnification Agreement with Officers and
                            Directors
         10.8**          -- 2000 Equity Incentive Plan
         10.9**          -- 2000 Non-Employee Directors' Stock Option Plan
         10.10+          -- Database Access Agreement, dated October 5, 1999, between
                            Lexicon and Millennium Pharmaceuticals, Inc.
         10.11+          -- Agreement, dated March 21, 1997, between Lexicon and
                            Merck Genome Research Institute
         10.12**         -- Master Loan and Security Agreement dated May 21, 1999,
                            with FINOVA Capital Corporation
         10.13           -- Lease Agreement, dated September 22, 1995 between Lexicon and The Woodlands Corporation
         21.1**          -- Subsidiaries of Lexicon
         23.1**          -- Consent of Arthur Andersen LLP
         23.2*           -- Consent of Andrews & Kurth L.L.P. (contained in Exhibit
                            5.1)
         24.1            -- Power of Attorney (contained in signature page)
         27.1**          -- Financial Data Schedule


---------------
* To be filed by amendment.

** Previously filed.


+ Confidential treatment has been requested for a portion of this exhibit.

b. Financial Statement Schedules

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

          (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b) To provide to the underwriter(s) at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter(s) to permit prompt delivery to each purchaser.

          (c) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, in the State of Texas, on March 1, 2000.



                                        LEXICON GENETICS INCORPORATED



                                        By:                   *

                                         ---------------------------------------

                                              Arthur T. Sands, M.D., Ph.D.


                                          President and Chief Executive Officer



PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED BELOW.



                      SIGNATURE                                           TITLE                           DATE
                      ---------                                           -----                           ----

                          *                                     President, Chief Executive           March 1, 2000
-----------------------------------------------------              Officer and Director
            Arthur T. Sands, M.D., Ph.D.                      (principal executive officer)

              /s/ JEFFREY L. WADE, J.D.                        Executive Vice President and          March 1, 2000
-----------------------------------------------------                General Counsel
                Jeffrey L. Wade, J.D.

                          *                                      Chairman of the Board of            March 1, 2000
-----------------------------------------------------                   Directors
                  William A. McMinn

                          *                                              Director                    March 1, 2000
-----------------------------------------------------
                  Stephen J. Banks

                          *                                              Director                    March 1, 2000
-----------------------------------------------------
                   Gordon A. Cain

                          *                                              Director                    March 1, 2000
-----------------------------------------------------
                Patricia M. Cloherty

                          *                                              Director                    March 1, 2000
-----------------------------------------------------
                 Paul Haycock, M.D.



*By:    /s/ JEFFREY L. WADE, J.D.

     --------------------------------

          Jeffrey L. Wade, J.D.


     Pursuant to a power-of-attorney
                filed with


      the Registration Statement on
                 Form S-1


     (333-96469) on February 9, 2000.

                               POWER OF ATTORNEY



The person whose signature appears below appoints Arthur T. Sands and Jeffrey L. Wade, and each of them, any of whom may act without the joinder of the other, as her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.



PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSON IN THE CAPACITIES AND ON THE DATE INDICATED BELOW.



                      SIGNATURE                                           TITLE                          DATE
                      ---------                                           -----                          ----

                /s/ JULIA P. GREGORY                           Executive Vice President and          March 1, 2000
-----------------------------------------------------            Chief Financial Officer
                  Julia P. Gregory                               (principal financial and
                                                                   accounting officer)

                                 EXHIBIT INDEX


      EXHIBIT NO.        DESCRIPTION
      -----------        -----------
          1.1*           -- Form of Underwriting Agreement
          3.1**          -- Restated Certificate of Incorporation
          3.2**          -- Restated Bylaws
          5.1*           -- Opinion of Andrews & Kurth L.L.P.
         10.1**          -- Employment Agreement with Arthur T. Sands, M.D., Ph.D.
         10.2**          -- Employment Agreement with James R. Piggott, Ph.D.
         10.3**          -- Employment Agreement with Jeffrey L. Wade, J.D.
         10.4**          -- Employment Agreement with Brian P. Zambrowicz, Ph.D.
         10.5            -- Employment Agreement with Julia P. Gregory
         10.6            -- Employment Agreement with Randall B. Riggs
         10.7**          -- Form of Indemnification Agreement with Officers and
                            Directors
         10.8**          -- 2000 Equity Incentive Plan
         10.9**          -- 2000 Non-Employee Directors' Stock Option Plan
         10.10+          -- Database Access Agreement, dated October 5, 1999, between
                            Lexicon and Millennium Pharmaceuticals, Inc.
         10.11+          -- Agreement, dated March 21, 1997, between Lexicon and
                            Merck Genome Research Institute
         10.12**         -- Master Loan and Security Agreement dated May 21, 1999,
                            with FINOVA Capital Corporation
         10.13           -- Lease Agreement, dated September 22, 1995 between Lexicon and The Woodlands Corporation
         21.1**          -- Subsidiaries of Lexicon
         23.1**          -- Consent of Arthur Andersen LLP
         23.2*           -- Consent of Andrews & Kurth L.L.P. (contained in Exhibit
                            5.1)
         24.1            -- Power of Attorney (contained in signature page)
         27.1**          -- Financial Data Schedule


---------------
* To be filed by amendment.

** Previously filed.


+ Confidential treatment has been requested for a portion of this exhibit.